INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in this Registration Statement of The Wet Seal, Inc. on Form S-3 of our report dated March 12, 1999, appearing in the Annual Report on Form 10-K of The Wet Seal, Inc. for the year ended January 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
------------------------------
DELOITTE & TOUCHE LLP


Costa Mesa, California
January 20, 2000